Exhibit 99.1

Correction Notice to Press Release Announcing Flushing Financial Corporation Closed $65.0 Million of Fixed-to-Floating Rate Subordinated Notes

Flushing Financial Corporation (NASDAQ: FFIC) (“FFIC” or the “Company”) announced today that its press release issued under the headline “Flushing Financial Corporation Announces Closing of $65.0 Million of Fixed-to-Floating Rate Subordinated Notes” on August 19, 2022, inadvertently referenced the closing of an underwritten public offering of its fixed-to-floating rate subordinated notes due 2032. The corrected headline and press release is set forth in its entirety below.

Flushing Financial Corporation Announces Pricing of $65 Million Subordinated Debt Offering

UNIONDALE, NY – August 22, 2022 – Flushing Financial Corporation (NASDAQ: FFIC) (“FFIC” or the “Company”), the holding company for Flushing Bank (the “Bank”), today announced that it has priced an underwritten public offering of $65 million aggregate principal amount of its fixed-to-floating rate subordinated notes due 2032 (the “Notes”) on August 19, 2022. The Notes will initially bear a fixed interest rate of 6.000% per year. Commencing on September 1, 2027, the interest rate on the Notes resets quarterly to the three-month SOFR rate plus a spread of 313.0 basis points, payable quarterly in arrears. The offering is expected to close on August 24, 2022, subject to the satisfaction of customary closing conditions. FFIC plans to use the net proceeds from the Notes offering for general corporate purposes, which include providing capital to support our growth organically or through strategic acquisitions and for investing in the Bank as regulatory capital.

Piper Sandler & Co. is acting as Lead Book-Running Manager and Keefe, Bruyette & Woods, A Stifel Company is acting as Joint Book-Running Manager.

Each offering will be made only by means of a prospectus supplement and accompanying base prospectus. FFIC has filed a registration statement on Form S-3 (File No. 333-260993) and a preliminary prospectus supplement to the prospectus contained in the registration statement with the U.S. Securities and Exchange Commission (“SEC”) for the Notes to which this communication relates. Prospective investors should read the applicable prospectus supplement and base prospectus in the registration statement and other documents FFIC has filed or will file with the SEC for more complete information about FFIC and the relevant offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Electronic copies of each preliminary prospectus supplement, when available, and the accompanying base prospectus may be obtained by contacting Piper Sandler & Co. by telephone at (866) 805-4128 or by email at FSG-DCM@psc.com or Keefe, Bruyette & Woods, A Stifel Company by telephone at (800) 966-1559 or by email at USCapitalMarkets@kbw.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, an FIDC-insured, New York State-chartered commercial bank that operates banking offices in Queens, Brooklyn, Manhattan, and on Long Island. The Bank has been building relationships with families, business owners, and communities since 1929. Today, it offers the products, services, and conveniences associated with large commercial banks, including a full complement of deposit, loan, equipment finance, and cash management services. Rewarding customers with personalized attention and bankers that can communicate in the languages prevalent within these multicultural markets is what makes the Bank uniquely different. As an Equal Housing Lender and leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also fosters relationships with consumers nationwide through its online banking division with the iGObanking® and BankPurely® brands.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. These statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control and that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others the impact of the COVID-19 pandemic on our financial condition and results of operations; changes in interest rates, including recent and perhaps future increases fueled by inflation; risks that may be exacerbated depending on the mix of loan types we use in lending activities; failure to effectively manage our liquidity; our ability to obtain brokered deposits as an additional funding source; the highly competitive markets in which we operate; changes in national and/or local economic conditions; changes in laws and regulations; current conditions in, and regulation of, the banking industry; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyberattacks; changes in cybersecurity or privacy regulations; increased delays in foreclosure proceedings; our inability to hire or retain key personnel; impairment of goodwill recorded as a result of acquisitions; inability to fully realize the expected benefit of our deferred tax assets; global climate changes; ESG requirements; and uncertainty surrounding the elimination of LIBOR.

These and other factors are more fully described under “Risk Factors” in Item 1A of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 7, 2022, and other factors discussed in the filings we make with the SEC under the Securities Exchange Act of 1934, as amended.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we disclaim any obligation to update these forward- looking statements, whether as a result of new information, future events or otherwise. There is no assurance that future results, levels of activity, performance or goals will be achieved.

Contact:

Susan K. Cullen
Senior Executive Vice President, Chief Financial Officer
Flushing Financial Corporation
718-961-5400